UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2021

Cornerstone Building Brands, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5020 Weston Parkway	Suite 400	Cary	NC	27513

(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code: (866) 419-0042
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock $.01 par value per share	CNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04. Triggering Event That Accelerates or Increases a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
On March 19, 2021, Cornerstone Building Brands, Inc. (the “Company”) issued a conditional notice of redemption to redeem in full the outstanding $645.0 million aggregate principal amount of its outstanding 8.00% Senior Notes due 2026 (the “Existing Notes”). The redemption is expected to occur on April 15, 2021 (the “Redemption Date”), subject to satisfaction or waiver by the Company of the Condition (as defined below). The Existing Notes were issued under an Indenture, dated as of April 12, 2018, among the Company, Wilmington Trust, National Association, as Trustee (as defined therein) and the Subsidiary Guarantors (as defined therein) from time to time party thereto, as supplemented by the First Supplemental Indenture, dated April 12, 2018, the Second Supplemental Indenture, dated April 12, 2018, the Third Supplemental Indenture, dated April 13, 2018, the Fourth Supplemental Indenture, dated October 15, 2018, the Fifth Supplemental Indenture, dated November 16, 2018, the Sixth Supplemental Indenture, dated February 20, 2019, the Seventh Supplemental Indenture, dated May 29, 2020, the Eight Supplemental Indenture, dated September 24, 2020, and as otherwise supplemented from time to time (the “Indenture”). The redemption price for the Existing Notes will be $1,040 per $1,000 principal amount, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date. The redemption of the Existing Notes is conditioned upon the completion by the Company or its subsidiaries of the Extension and Refinancing (as defined below) (the “Condition”).
Item 8.01. Other Events.
On March 19, 2021, the Company issued a press release announcing its intention to seek an amendment and refinancing of its senior credit facilities to among other things (i) extend the maturity of its $611 million ABL credit facility and $115 million revolving credit facility, in each case, to April 12, 2026, (ii) extend the maturity of its $2,498 million term loan facility to April 12, 2028 and (iii) obtain incremental commitments under the term loan facility in the amount of $102 million (collectively, the “Extension and Refinancing”). The Company intends to use a portion of the net proceeds from the Extension and Refinancing and available cash to redeem in full the Existing Notes on the Redemption Date, subject to the completion by the Company of the Condition.
A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.
This report does not constitute an offer to tender for, or purchase, any Existing Notes or any other securities.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Cornerstone Building Brands, Inc. dated March 19, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORNERSTONE BUILDING BRANDS, INC.

By:	/s/ Jeffrey S. Lee
Jeffrey S. Lee
Executive Vice President, Chief Financial Officer

Date: March 22, 2021